Exhibit 99.1

FOR IMMEDIATE RELEASE

Compass Minerals Postpones Scheduled Release of Second-Quarter 2021 Financial Results

OVERLAND PARK, Kan. (Aug. 4) - Compass Minerals (NYSE: CMP), a leading global provider of essential minerals, announced today that it is postponing the issuance of its second-quarter 2021 financial results, as well as its previously scheduled second-quarter 2021 earnings conference call.

Management has corrected its interim inventory valuation methodology resulting in the identification of a historical understatement of first-quarter operating income, which is completely offset in subsequent quarters with no impact to full-year results. For 2021, this correction resulted in shifting approximately $12 million of previously reported Salt segment operating expenses from the first quarter of 2021 to subsequent quarters. The adjustments to the statement of operations will be reflected in the quarterly information presented in Note 17 of an amended Annual Report on Form 10-K for the year ended December 31, 2020 (the 2020 Form 10-K) and an amended Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the 1Q 2021 Form 10-Q).

As a result, management is working with Ernst & Young (EY), the company’s independent registered public accounting firm responsible for auditing its financial statements, and intends to restate other immaterial prior-period items. The revised financial statements will also reflect the impact of discontinued operations previously disclosed in the company's 1Q 2021 Form 10-Q.

With the concurrence of the audit committee of the company's board of directors, management has determined that it will be required to restate its previously issued financial statements contained in the company’s 2020 Form 10-K, as well as the interim financial statements contained in the 1Q 2021 Form 10-Q. Accordingly, investors should no longer rely on the unaudited quarterly information presented in Note 17 of the company's 2020 Form 10-K and the interim financial statements included in the company's 1Q 2021 Form 10-Q. The tables below include management’s preliminary estimates of the adjustments stemming from the change in the interim inventory valuation method and other prior-period items. The actual adjustments will be included in amendments to the company’s 2020 Form 10-K and 1Q 2021 Form 10-Q, and may vary from management’s preliminary estimates.

The company is working to promptly amend its 2020 Form 10-K and its 1Q 2021 Form 10-Q. The company is rescheduling its quarterly earnings conference call, and the company intends to file its Quarterly Report on Form 10-Q for the period ended on June 30, 2021 on Aug. 9, 2021, or as promptly as possible thereafter. However, no assurance can be given regarding the intended timing of the filing due to the need for the company to complete its documentation and EY to complete its review. The company anticipates reporting a material weakness in internal control over financial reporting with respect to interim inventory controls related to interim financial reporting. The company is remediating controls around its interim inventory accounting process. These controls will be tested for effectiveness in future periods.

The following tables present management's preliminary estimates of the effects of the restatement adjustments.

ADJUSTMENTS TO QUARTERLY RESULTS
(Unaudited) (in millions, except share and per share data)

Quarter	First	Second	Third	Fourth
2020
Sales	$—	$—	$—	$—
Gross profit	9.5	(7.1)	8.7	(5.8)
Net earnings (loss) from continuing operations	6.6	(4.9)	6.5	(4.2)
Basic net earnings (loss) from continuing operations per common share	$0.19	$(0.15)	$0.19	$(0.12)
Diluted net earnings (loss) from continuing operations per common share	$0.19	$(0.15)	$0.19	$(0.12)
2019
Sales	$—	$—	$—	$—
Gross profit	4.8	(4.4)	0.9	(7.1)
Net earnings (loss) from continuing operations	4.8	(3.2)	2.4	(5.3)
Basic net earnings (loss) from continuing operations per common share	$0.14	$(0.09)	$0.07	$(0.15)
Diluted net earnings (loss) from continuing operations per common share	$0.14	$(0.09)	$0.07	$(0.15)

OTHER ADJUSTMENTS TO STATEMENTS OF OPERATIONS
(Unaudited) (in millions, except share and per share data)

	OPEB(1)	Salt Inventory(2)	SOP Inventory(3)	Tax Items(4)	Total
Three Months Ended March 31, 2021
Sales	$—	$—	$—	$—	$—
Gross profit	(0.1)	11.7	1.2	—	12.8
Net (loss) earnings from continuing operations	(0.1)	8.5	0.9	—	9.3
Basic net earnings from continuing operations per common share	$—	$0.24	$0.03	$—	$0.27
Diluted net earnings from continuing operations per common share	$—	$0.24	$0.03	$—	$0.27
2020 Full Year
Sales	$—	$—	$—	$—	$—
Gross profit	(0.3)	—	5.6	—	5.3
Net (loss) earnings from continuing operations	(0.2)	—	4.2	—	4.0
Basic net (loss) earnings from continuing operations per common share	$(0.01)	$—	$0.12	$—	$0.11
Diluted net (loss) earnings from continuing operations per common share	$(0.01)	$—	$0.12	$—	$0.11
2019 Full Year
Sales	$—	$—	$—	$—	$—
Gross profit	(0.3)	—	(5.5)	—	(5.8)
Net (loss) earnings from continuing operations	(0.2)	—	(4.1)	3.0	(1.3)
Basic net (loss) earnings from continuing operations per common share	$(0.01)	$—	$(0.12)	$0.09	$(0.04)
Diluted net (loss) earnings from continuing operations per common share	$(0.01)	$—	$(0.12)	$0.09	$(0.04)
2018 Full Year
Sales	$—	$—	$—	$—	$—
Gross profit	(0.2)	—	(1.2)	—	(1.4)
Net loss from continuing operations	(0.1)	—	(0.9)	(3.0)	(4.0)
Basic net loss from continuing operations per common share	$—	$—	$(0.03)	$(0.09)	$(0.12)
Diluted net loss from continuing operations per common share	$—	$—	$(0.03)	$(0.09)	$(0.12)
(1) Represents Canadian other post-employment benefit (OPEB) obligations.
(2) Represents impacts of the change in the Company's interim inventory valuation methodology.
(3) Represents adjustments to the valuation of bulk SOP stockpile inventory at the company's Ogden facility.
(4) Represents transition tax adjustments related to the U.S. Tax Cuts and Jobs Act (which is commonly referred to as “U.S. tax reform”), which was enacted in December 2017.

ADJUSTMENTS TO BALANCE SHEETS
(Unaudited) (in millions)

	December 31,	December 31,
	2020	2019
Inventories	$(1.2)	$(6.8)
Other current assets	0.3	1.7
Accrued salaries and wages	0.5	0.5
Deferred income taxes and other noncurrent liabilities	6.5	6.1
Retained earnings	(7.5)	(11.5)
Accumulated other comprehensive loss	(0.4)	(0.2)

About Compass Minerals
Compass Minerals (NYSE: CMP) is a leading global provider of essential minerals focused on safely delivering where and when it matters to help solve nature’s challenges for customers and communities. Its salt products help keep roadways safe during winter weather and are used in numerous other consumer, industrial and agricultural applications. And its plant nutrition business manufactures products that improve the quality and yield of crops, while supporting sustainable agriculture. Additionally, its specialty chemical business serves the water treatment industry and other industrial processes. The company operates 16 production and packaging facilities with more than 2,000 employees throughout the U.S., Canada, Brazil and the U.K. Visit compassminerals.com for more information about the company and its products.

Investor Contact	Media Contact
Douglas Kris	Rick Axthelm
Senior Director of Investor Relations	Chief Public Affairs and Sustainability Officer
+1.917.797.4967	+1.913.344.9198
krisd@compassminerals.com	MediaRelations@compassminerals.com

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters, including statements about the estimated effect of the restatement and related adjustments on certain of the company’s previously issued financial statements, and on the Company’s internal control over financial reporting. We use words such as “may,” “would,” “could,” “should,” “will,” “likely,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “forecast,” “outlook,” “project,” “estimate” and similar expressions suggesting future outcomes or events to identify forward-looking statements or forward-looking information. These statements are based on the company’s current expectations and involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that may cause future results to differ materially from the company’s current expectations include the risk that the preparation of the company’s restated financial statements or other subsequent events would require the company to make additional financial statement adjustments, the risk that estimates are incorrect, the methodology applied to calculate the estimates of the adjustments, and inherent limitations in internal control over financial reporting. For further information on risks and uncertainties that may affect the company’s business, see the “Risk Factors” and

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the quarters ended March 31 filed with the SEC, as well as the company's other reports filed from time to time with the SEC. The company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments, except as required by law. Because it is not possible to predict or identify all such factors, this list cannot be considered a complete set of all potential risks or uncertainties.